UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2025

2seventy bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40791	86-3658454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Binney Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 675-7270

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TSVT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 10, 2025, 2seventy bio, Inc., a Delaware corporation (the “Company” or “2seventy bio”), Bristol-Myers Squibb, a Delaware corporation (“Parent” or “BMS”), and Daybreak Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, Merger Sub will commence a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”), at a price per share of $5.00, without interest and subject to any withholding of taxes required by applicable law. The Offer will initially expire at one minute after 11:59 p.m. Eastern Time on the date that is 20 business days following the commencement of the Offer, subject to extension under certain circumstances.

Merger Sub’s obligation to accept for payment shares of Company Common Stock validly tendered pursuant to the Offer is subject to the satisfaction or waiver, to the extent permitted under applicable legal requirements, of certain conditions set forth in the Merger Agreement, including that (i) there shall have been validly tendered and not validly withdrawn at or prior to the expiration of the Offer that number of shares of Company Common Stock that, considered together with all other shares of Company Common Stock beneficially owned by Parent and its controlled affiliates (excluding any shares of Company Common Stock tendered pursuant to guaranteed delivery procedures that have not yet been “received” (as such term is defined in Section 251(h)(6)(f) of the General Corporation Law of the State of Delaware (“DGCL”)), represent one more than 50% of the total number of shares of Company Common Stock issued and outstanding at the time of expiration of the Offer; (ii) any consent, approval or clearance with respect to, or terminations or expiration of any applicable mandatory waiting period (and any extensions thereof) applicable to the Offer or the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have been received or expired or been terminated; (iii) no order or injunction preventing the consummation of the Offer or the Merger (as defined below) shall have been issued by any governmental entity of competent jurisdiction, and there shall have been no law in effect enacted by a governmental entity of competent jurisdiction making consummation of the Offer or the Merger illegal; (iv) the representations and warranties of the Company contained in the Merger Agreement shall be true and correct, subject to customary materiality thresholds and exceptions; (v) the Company shall have performed or complied in all material respects with its obligations or covenants contained in the Merger Agreement; (vi) since the date of the Merger Agreement there shall not have occurred a Company Material Adverse Effect (as defined in the Merger Agreement); and (vii) other customary conditions set forth in Annex I of the Merger Agreement.

Following the consummation of the Offer, upon the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the DGCL, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”). The Merger will be governed by Section 251(h) of the DGCL, with no stockholder vote required in order to consummate the Merger.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of any holder of shares of Company Common Stock, each share of Company Common Stock (other than shares of Company Common Stock (a) held in the treasury of the Company, (b) that as of immediately prior to the Effective Time were owned by Parent or Merger Sub or any of their direct or indirect subsidiaries, (c) irrevocably accepted for payment in the Offer, or (d) with respect to which the holders thereof have properly exercised and perfected demands for appraisal in accordance with Section 262 of the DGCL) will be automatically cancelled and converted into the right to receive $5.00 in cash, without interest (the “Merger Consideration”).

In addition, immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, (i) each option to purchase shares of Company Common Stock (a “Company Option”), whether vested or unvested, that is outstanding and unexercised and has a per share exercise price that is less than the Merger Consideration shall fully vest, be cancelled and automatically converted into the right to receive for each share of Company Common Stock underlying such Company Option, subject to deduction for any required withholding for applicable taxes, an amount in cash from Parent or the surviving corporation equal to the excess of the Merger Consideration over the per share exercise price of such Company Option, (ii) each Company Option, whether vested or unvested, that is outstanding and unexercised and has a per share exercise price that is equal to or greater than the Merger Consideration shall be automatically cancelled for no consideration and (iii) each outstanding and unsettled restricted stock unit award with respect to shares of Company Common Stock (a “Company RSU”) that is outstanding, whether vested or unvested, shall fully vest, be cancelled and automatically converted into the right to receive, subject to deduction for any required withholding for applicable taxes, an amount in cash from Parent or the surviving corporation equal to the number of shares of Company Common Stock underlying such Company RSU multiplied by the Merger Consideration.

Further, as of the Effective Time, each of the pre-funded warrants to purchase shares of Company Common Stock issued by the Company pursuant to that certain Assumption Agreement dated November 3, 2021, between the Company and bluebird bio, Inc. (a “Company Pre-Funded Warrant”) that is outstanding and unexercised shall, in accordance with its terms, automatically and without any required action on the part of the holder thereof, cease to represent a warrant exercisable for shares of Company Common Stock and shall receive an amount of cash equal to the product of (a) the aggregate number of shares of Company Common Stock underlying such Company Pre-Funded Warrant, after taking into account such Company Pre-Funded Warrant’s “cashless exercise” provisions, and (b) the Merger Consideration, without interest and subject to deduction for any required withholding for applicable taxes.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub for a transaction of this nature, including covenants regarding the operation of the Company’s business prior to the Effective Time.

The Company has agreed to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding acquisition proposals. Notwithstanding these restrictions, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to an unsolicited bona fide written Acquisition Proposal (as such term is defined in the Merger Agreement) that the board of directors of the Company (the “Company Board”) has determined constitutes or would reasonably be expected to lead to a Superior Proposal (as such term is defined in the Merger Agreement) and that the failure to take such action would be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under applicable law.

The Merger Agreement also provides that, in connection with the termination of the Merger Agreement under certain specified circumstances, including termination by the Company to accept and enter into an agreement with respect to a Superior Proposal, the Company will be required to pay Parent a termination fee in the amount of $10 million.

The Company Board has unanimously (i) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, (ii) determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are fair to and in the best interests of the Company and its stockholders, (iii) determined that the Merger will be effected under Section 251(h) of the DGCL, and (iv) resolved to recommend that the stockholders of the Company accept the Offer and tender their shares of Company Common Stock to Merger Sub pursuant to the Offer.

Tender and Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, certain stockholders of the Company, including all of the members of the Company Board and certain executive officers of the Company, who collectively beneficially own approximately 5.3% of the outstanding shares of Company Common Stock entered into Tender and Support Agreements (the “Tender and Support Agreements”) with Parent and Merger Sub. The Tender and Support Agreements provide, among other things, that each applicable stockholder will tender all of the shares of Company Common Stock held by such stockholder to Merger Sub in the Offer. The Tender and Support Agreements will terminate upon certain events, including upon any valid termination of the Merger Agreement.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company or Parent. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 8.01.	Other Information.

On March 10, 2025, the Company issued a press release announcing the execution of the Merger Agreement. A copy of this press release is filed herewith as Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements

This document contains statements that are not statements of historical fact, or “forward-looking statements”, including with respect to the proposed acquisition of 2seventy bio by BMS, the expected timetable for completing the transaction, future opportunities for the combined businesses, the expected benefits of BMS’s acquisition of 2seventy bio and the development and commercialization of Abecma. These statements may be identified by the fact they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. These statements are only predictions, and such forward-looking statements are based on current expectations and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them, that are difficult to predict, may be beyond 2seventy bio’s control and could cause actual outcomes and results to differ materially from those expressed in, or implied by, the forward-looking statements. Actual results may differ materially because of numerous risks and uncertainties including with respect to (i) the timing of the tender offer and subsequent merger, (ii) the number of shares of 2seventy bio common stock that will be tendered in the tender offer, (iii) the risk that the expected benefits or synergies of the acquisition will not be realized, (iv) the risk that legal proceedings may be instituted related to the merger agreement, (v) any competing offers or acquisition proposals for 2seventy bio, (vi) the possibility that various conditions to the consummation of the tender offer or the acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the offer or the acquisition and (vii) unanticipated difficulties or expenditures relating to the proposed acquisition, including the response of business partners and competitors to the announcement of the proposed acquisition or difficulties in employee retention as a result of the announcement and pendency of the proposed acquisition. The actual financial impact of this transaction may differ from the expected financial impact described in this document. In addition, the compounds described in this document are subject to all the risks inherent in the drug development process, and there can be no assurance that the development of these compounds will be commercially successful. No forward-looking statement can be guaranteed. Forward-looking statements in this document should be evaluated together with the many risks and uncertainties that affect BMS’s business and market, particularly those identified in the cautionary statement and risk factors discussion in BMS’s Annual Report on Form 10-K for the year ended December 31, 2024, and its subsequent Quarterly Reports on Form 10-Q, and 2seventy bio’s business, particularly those identified in the risk factors discussion in 2seventy bio’s Annual Report on Form 10-K for the year ended December 31, 2023, and its subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by BMS or 2seventy bio from time to time with the Securities and Exchange Commission (the “SEC”). Neither

BMS nor 2seventy bio undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements made in this document relate only to events as of the date on which the statements are made and readers are cautioned not to place undue reliance on such statements.

Additional Information and Where to Find It

The tender offer described in this document has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of 2seventy bio or any other securities, nor is it a substitute for the tender offer materials described herein. At the time the planned tender offer is commenced, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed by BMS and Merger Sub, a wholly owned indirect subsidiary of BMS, with the SEC, and a solicitation/recommendation statement on Schedule 14D-9 will be filed by 2seventy bio with the SEC. The offer to purchase shares of 2seventy bio common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO.

INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ BOTH THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES.

Investors and security holders may obtain a free copy of the offer to purchase, the related letter of transmittal, certain other tender offer documents and the solicitation/recommendation statement, when available, and other documents filed with the SEC on the SEC’s website at www.sec.gov or by directing such requests to the information agent for the offer, which will be named in the tender offer statement. The offer to purchase and related tender offer documents may also be obtained for free on BMS’s website at www.bms.com/investors or 2seventy bio’s website at www.ir.2seventybio.com. In addition, BMS and 2seventy bio each files annual, quarterly and current reports and other information with the SEC, which are also available to the public at no charge at www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of March 10, 2025 by and among Bristol-Myers Squibb Company, Daybreak Merger Sub Inc. and 2seventy bio, Inc.

99.1	Press Release issued by 2seventy bio, Inc. on March 10, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2seventy bio, Inc.

Date: March 11, 2025	By:	/s/ Chip Baird
	Name:	Chip Baird
	Title:	Chief Executive Officer